As filed with the Securities and Exchange Commission on July 12, 2002

                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             __________________

                                 FORM SB-2
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                       Commission File No. 333-83318
                             (Amendment No. 2)


                        Callingcard Industries, Inc.
                       -----------------------------
            (Exact name of small business issuer in its charter)


     Nevada                         4813                         80-0032377
(State or other jurisdiction of  (primary standard         (I.R.S. Employer
 incorporation or organization)   industrial code)   Identification Number)


                          Daniel Najor, President
                            3550 National Avenue
                        San Diego, California 92113
                     (619) 234-2156, Fax (619) 234-5406
                    ------------------------------------
       (Address and telephone number of principal executive offices)

                             Agent for Service:
                       Tolan Furusho, Attorney at Law
                     2200 112th Avenue N.E., Suite #200
                         Bellevue, Washington 98004
                     (425) 452-8639, Fax (425) 452-8622
                    -----------------------------------
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration
Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check this box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                      CALCULATION OF REGISTRATION FEE

  Title of Each                 Proposed       Proposed
  Class of                      Maximum        Maximum
  Securities     Amount         Offering       Aggregate      Amount of
  to Be          to Be          Price          Offering       Registration
  Registered     Registered     per Unit       Price          Fee
  -------------  -------------  -------------  ------------   -------------
                 Maximum:
  Common Stock   2,000,000      $1.00          $2,000,000.00  $478.00
                 Minimum:
                 20,000         $1.00          $20,000.00

__________________________________________________________________________

*This registration fee is calculated at $.000239 for the 2,000,000 shares of common stock offered based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457 (c)."
__________________________________________________________________________

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (ss. 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(c) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

     The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                                 PROSPECTUS
                               July 12, 2002

                        CALLINGCARD INDUSTRIES, INC.
                               "Callingcard"

                            3550 National Avenue
                        San Diego, California 92113
                     (619) 234-2156, Fax (619) 234-5406

          Title of Each                 Proposed       Proposed
          Class of                      Maximum        Maximum
          Securities     Amount         Offering       Aggregate
          to be          to be          Price          Offering
          Registered     Registered     Per Unit       Price
          -------------  -------------  -------------  -------------
                         Maximum:
          Common Stock   2,000,000      $1.00          $2,000,000.00
                         Minimum:
                         20,000         $1.00          $20,000.00

     - The information in this prospectus is not complete and may be changed. Callingcard may not sell these securities until the registration filed with the Securities and Exchange Commission is effective.
     - This is a self-underwritten, best efforts offering on a minimum/maximum basis. This is not an underwritten offering by a registered broker/dealer. This offering will end on July 1, 2003.
     - An investor is not limited to a minimum or maximum amount of shares of common stock allowed to be purchased, pending availability.
     - No officer, director, affiliates or any related party may purchase the securities offered to meet the minimum of shares of common stock offered.
     - Callingcard's stock is not listed on any national securities exchange or the NASDAQ Stock Market.
     - Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     - THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7.


     You should rely only on the information contained in this document. Callingcard has not authorized anyone to provide you with information that is different from the information contained in this prospectus. This document may only be used where it is legal to sell these securities.


                             TABLE OF CONTENTS


PART I - Prospectus                                                   Page
                                                                     ------

     Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . 6
     Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

     Callingcard Is In Its  Earliest  Stages Of  Development,
     Has No Operating History,  And May Never Become Profitable. . . . . 8

     Callingcard Is Subject To A"Going Concern"Qualification By
     Callingcard's Auditor . . . . . . . . . . . . . . . . . . . . . . . 9

     Callingcard Has Entered Into A "Non-Arms Length" Telephone
     Calling Card Technology Purchase And Sale Agreement With An
     Officer And Director Of Callingcard Which Could Possibly
     Affect The Objectivity Of Callingcard Management  . . . . . . . . . 9

     Callingcard's Dependence On National Telephone Companies For
     The Purchase Of Long Distance Calling Time Could Cause
     Callingcard Delays In Their Business Objectives . . . . . . . . . .10

     Callingcard's  Dependence  On  Regional Distributors Could
     Cause Delays In The Sales Of The Callingcard Product. . . . . . . .10

     Callingcard's Dependence On Suitable Callingcard Unit
     Manufacturers Could Cause Business Delays or Business
     Failure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

     Callingcard Is Materially Dependent Upon Key  Management
     Who Will Devote Less Than Full Time And Attention To
     Callingcard's Business And Operations Could Result  In
     Delays In Fully Implementing The Business Plan Or
     Business Failure. . . . . . . . . . . . . . . . . . . . . . . . . .11

     Callingcard's Heavy Dependence  On Outside Sales Consultants
     And Marketing Professionals Could Result In Delays Of
     Callingcard's Business Objectives . . . . . . . . . . . . . . . . .11

     Callingcard May Have Overestimated The Marketability Of
     The Callingcard Concept Which Could Result In Minimum
     Product Sales Or Business Failure . . . . . . . . . . . . . . . . .12

     Callingcard May Enter Into A Business Combination Which
     Could Be Difficult To Integrate, May Dilute Stockholder
     Value, And May Disrupt Business Operations, Resulting In
     Delays Or Business Failure. . . . . . . . . . . . . . . . . . . . .12

     Callingcard's Proceeds From The Minimum Offering Will Not
     Be Sufficient To Enable Callingcard To Further Implement
     Its Business Plan In Any Meaningful Way And Callingcard May
     Need Additional Financing Which May Not Be Available. . . . . . . .12

     Callingcard's Common Stock Has No Prior Market, No
     Assurances of a Market Being Created or Sustained,
     And Could Result In An Investor Losing All Or Part Of The
     Investment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

     Callingcard's Board of  Directors  Has The  Ability To
     Designate The Rights, Preferences  And  Privileges  Of  The
     Authorized Preferred Shares Which Could Cause Significant
     Common Share Dilution To The Investor . . . . . . . . . . . . . . .14


     Use Of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .14
     Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     Determination Of Offering Price . . . . . . . . . . . . . . . . . .18
     Plan Of Distribution. . . . . . . . . . . . . . . . . . . . . . . .18
     Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . .19
     Directors, Executive Officers, Promoters And Control Persons. . . .19
     Security Ownership Of Certain Beneficial Owners And Management. . .22
     Description Of Securities . . . . . . . . . . . . . . . . . . . . .23
     Interest Of Named Experts And Counsel . . . . . . . . . . . . . . .24
     Disclosure Of Commission Position On Indemnification For
       Securities Act Liabilities. . . . . . . . . . . . . . . . . . . .24
     Description Of Business . . . . . . . . . . . . . . . . . . . . . .24
     Management's Discussion And Analysis Or Plan Of Operation . . . . .28
     Description Of Property . . . . . . . . . . . . . . . . . . . . . .30
     Certain Relationships And Related Transactions. . . . . . . . . . .31
     Market For Common Equity And Related Stockholder Matters. . . . . .33
     Executive Compensation. . . . . . . . . . . . . . . . . . . . . . .34
     Financial Statements. . . . . . . . . . . . . . . . . . . . . . . .35

PART II - Information Not Required in Prospectus

     Indemnification Of Directors And Officers . . . . . . . . . . . . .45
     Other Expenses Of Issuance And Distribution . . . . . . . . . . . .45
     Recent Sales Of Unregistered Securities . . . . . . . . . . . . . .46
     Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . . . .48


Part I - Prospectus
-------------------

                             PROSPECTUS SUMMARY

     The following summary of Callingcard is qualified in its entirety by and should be read in conjunction with the more detailed information and the Callingcard financial statements and the predecessor company, Tver Acquisition Corp.'s, financial statements and notes appearing elsewhere in this Prospectus.

     Callingcard is a development stage company with no income and is entirely dependent upon this offering to commence meaningful business operations.

     Callingcard is offering a minimum of 20,000 shares of common stock up to a maximum of 2,000,000 shares of common stock at an offering price of $1.00 per share of common stock.

     The proceeds to Callingcard from the sale of shares of common stock will be used to further develop the business plan of Callingcard, less the $15,000 in costs to register this offering. See "Use of Proceeds". All investors are subject to the provisions of the Subscription Agreement and completion of the Prospective Purchaser Questionnaire, which includes the amount of shares of common stock purchased, the price of the shares of common stock, the provisions of receiving the share certificate(s), and representations and warranties that the purchaser is a qualified investor who must have a minimum net worth of $250,000 and annual individual income of $100,000 for each of the two predecessor years or a combined household income with spouse of $150,000 per year for the two predecessor years, or other substantial "sophisticated investor" indicators. The purchaser must complete a Prospective Purchaser Questionnaire and must comply with the minimum income and net worth provisions to be a qualified investor.

Investment Risks

     An investment in this offering involves a high degree of risk. Callingcard, and its predecessor company, Tver Acquisition Corp. is a development stage company. Callingcard has sustained losses since inception. The coupon market for Callingcard's products is highly competitive, and the "Callingcard" concept is not known. Callingcard has not developed its potential market and, as such, has no market acceptance

Callingcard Industries, Inc.

     Callingcard, formerly known as Tver Acquisition Corp., is a development stage company which was incorporated in the State of Delaware on April 21, 1998. Tver Acquisition Corp. entered into an agreement of merger and plan of reorganization with Callingcard Industries, Inc., organized in Nevada on January 23, 2002, to effect a change of domicile to the State of Nevada and a name change to Callingcard Industries, Inc. The date of the merger between Tver Acquisition Corp. and Callingcard Industries, Inc. was January 25, 2002. As of this date, there are 4,480,000 shares of common stock issued and outstanding. There are no shares of preferred stock issued and outstanding.

      On December 10, 1998, Tver Acquisition Corp., now known as Callingcard Industries, Inc., entered into a purchase and sale agreement with Daniel Najor, Callingcard's President and Board Chairman, owner of a technology for telephone calling cards units, suitable to patent protection, for use in the United States and elsewhere. Callingcard issued 3,000,000 of its shares of common stock to Daniel Najor (or his assigns), some of which were instrumental in the development of the calling card unit technology and Daniel Najor donated his portion in the development of the Callingcard unit to his family members. On December 18, 1998, Callingcard issued 965,000 shares of common stock to persons and entities for management services pertaining to the further development and marketing of the Callingcard concept and system. On February 6, 2001, patent # 6,183,917 was issued for this telephone calling card technology to Daniel
Najor.   On February 8, 2001, Daniel Najor irrevocably assigned this patent to Callingcard.

     It is the intention of Callingcard to further implement its business plan by purchasing telephone long distance services to provide the long distance service for the calling card units and Callingcard will market these unique calling card units to consumers and product manufacturers. These calling card units will contain a coupon to be exchanged for goods
when the calling card long distance service is expired.   When the calling
card unit user calls the "800" number to give the PIN, the caller will hear an advertisement from the advertising sponsor of that card. The calling card unit can be saved as a coupon to be redeemed for merchandise goods and discount on merchandise of the advertising sponsor, much in the same manner as a grocery coupon.

Market Opportunity

     Management of Callingcard believes that the patented technology and unique design of the calling card unit makes it a practical and unique marketing tool to be used by national telephone companies, national product advertisers and other advertising sources. To be able to enter the calling card/coupon market, Callingcard is solely dependent upon this offering to further develop the business plan and commence and sustain their business operations, it is highly unlikely that Callingcard will be able to further develop the business plan and sustain business operations unless the maximum amount, or at least 25% of the amount of shares of common stock, is sold to investors by way of this offering by July 1, 2003.

         Name, Address, and Telephone Number of Registrant

         Callingcard Industries, Inc.
         3550 National Avenue
         San Diego, California 92113
         (619) 234-2156 phone; (619) 234-5406 fax


The Offering

      Callingcard is offering a minimum of 20,000 shares of common stock and up to a maximum of 2,000,000 shares of its common stock at $1.00 per share. There will be no commission charged for the sale of the shares of common stock sold in this offering. This offering is on a best-efforts, self-underwritten basis, and not underwritten by a registered broker/dealer. Only Mr. Daniel Najor, Callingcard's President and Board Chairman, is allowed to sell these shares of common stock.

     An investor is not limited to a minimum or maximum amount of shares of common stock allowed to be purchased, pending availability.

     There will be no affiliates of Callingcard allowed to purchase shares of common stock to achieve the minimum amount of the offering. Callingcard intends to have a licensed broker/dealer apply to the OTC Bulletin Board following the clearance of this filing with the Securities and Exchange Commission. Shortly following the effective date of this registration statement, Callingcard intends to trade its shares of common stock under the symbol "CALL", however there is no assurance that Callingcard will be able to be assigned the "CALL" symbol.

                                RISK FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the shares of common stock of Callingcard. Investing in Callingcard's shares of common stock involves a high degree of risk. Any of the following risks could materially adversely affect the business of Callingcard, it's financial condition and operating results. These risks factors could result in a complete loss of your investment.

Investment Risks

     An investment in this offering involves a high degree of risk. Callingcard is a development stage company, with little operation history and sustained losses since inception. The market for its products and services is not yet established, and Callingcard has not achieved market
exposure and therefore,  there is no market acceptance.   Callingcard has a
limited operating history and a history of operating losses. Callingcard's loss for the twelve months ended December 31, 2001 was $0.00.
Callingcard's loss as of March 31, 2002, was $(6571). Callingcard incurred losses of $(7,751) since its inception period commencing April 21, 1998 until March 31, 2002. Callingcard may continue to, and is most likely to, incur net losses in the future.

Risks Related to Callingcard Industries, Inc.'s Business:

Callingcard Is In Its Earliest Stages Of Development, Has No Operating
----------------------------------------------------------------------
History And May Never Become Profitable.
----------------------------------------
      Callingcard is in the early stages of development, with unproven management, in a marketing company which plans to sell telephone long distance calling card on which is printed an advertising coupon for future benefit to the consumer, and the "Callingcard" concept is not yet known in the marketplace. The "Callingcard" concept and business requires further exposure and development before it can be a marketable and recognized alternative to standard coupon promotions. Further, even if the "Callingcard" concept and business become fully developed and marketable, Callingcard could fail before fully implementing its business plan. It is a "start up" venture, which may incur net losses for the foreseeable future. Callingcard has no financial operating history, and it may face unforeseen costs, expenses, and problems that will prevent it from becoming profitable. Callingcard's success is dependent on a number of factors, which should be considered by prospective investors. Callingcard has only recently commenced its business in acquiring the asset of the Callingcard technology and the development of the business plan. There is no assurance that Callingcard will ever operate profitably in the future and that it will be able to fully implement its business plan of creating a viable calling card unit which is also a coupon to be redeemed at a later date for good and services.

Callingcard Is Subject To A "Going Concern" Qualification By Callingcard's
--------------------------------------------------------------------------
Auditor.
--------
     Even if Callingcard is successful in the further implementation of its business plan by obtaining the necessary financing to commence the manufacturing of the calling card product (the long distance telephone calling card) and the marketing of sales and general business operations, there is no assurance that Callingcard will be able to continue as a going concern. Callingcard's auditor, Mr. Rex Andersen of Andersen, Andersen and Strong has stated in his report to the Board of Directors of Callingcard, issued with the January 31, 2002 financial statements, "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 4. These financial statements do not include any adjustments that might result from the outcome of this uncertainty." In the March 31, 2002 financial statements, which are attached as a part of this prospectus, Note 4 of Callingcard's financial statements state that: "The Company intends to further develop its interest in the patent outlined in Note 3, however, the Company does not have the working capital necessary to be successful in this effort. Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to operate for the coming year." Specifically, the auditor of Callingcard has stated that there is substantial doubt that Callingcard will be able to continue as a "going concern".

Callingcard Has Entered Into A "Non Arms Length" Telephone Calling Card
-----------------------------------------------------------------------
Technology Purchase And Sale Agreement With An Officer And Director Of
----------------------------------------------------------------------
Callingcard Which Could Possibly Affect The Objectivity Of Callingcard
----------------------------------------------------------------------
Management.
-----------
     Callingcard's President, Daniel Najor is the seller of the telephone calling card technology to Callingcard. Even though the telephone calling card technology is now owned outright by Callingcard, it is possible that Daniel Najor as the inventor and founder of the calling card technology may not be as objective about its business potential and merits as someone who is not as closely involved with its development. Such potential lack of objectivity could be a determining factor in corporate decisions pertaining to the corporate development of the calling card units in the marketplace. Even though Callingcard plans to employ various advertising consultants and other marketing experts, it is conceivable that the Board of Directors of Callingcard would not adhere to the advice of outside consultants and experts. The "Callingcard" name remains the property of Callingcard pursuant to the Purchase And Sale Agreement with Daniel Najor, however there is no tradename currently registered, however Callingcard intends to file a tradename registration on a suitable tradename, such tradename is yet to be determined, shortly after this registration statement, of which this prospectus is a part, may be declared effective .

Callingcard's Dependence On National Telephone Companies For The
----------------------------------------------------------------
Purchase Of Long Distance Calling Time Could Cause Callingcard Delays In
------------------------------------------------------------------------
Their Business Objectives.
--------------------------
     Callingcard is dependent upon the national telephone companies, or their spur providers, to create the calling card unit credit to be placed on the calling card unit. If Callingcard is unable to purchase the long distance time, then the Callingcard system could not be marketed. Also, these national telephone companies have divisions which co-venture advertising promotions with other national brand product distributors already in effect. Callingcard needs to be able to purchase long distance calling time to be able to have a product to sell. If Callingcard encounters resistance to the selling of this long distance calling time to Callingcard, then Callingcard would encounter significant delays or business failure.

Callingcard's Dependence On Regional Distributors Could Cause Delays In
-----------------------------------------------------------------------
The Sales Of The Callingcard Product.
-------------------------------------
     Callingcard will rely heavily upon its ability to enter into a number of advertising agreements, both nationally and regionally. Management of Callingcard believes that to further develop and to sustain its business, it is imperative to establish a viable regional distribution program for the calling card unit purchaser. If Callingcard is not able to establish a successful and sustained regional distribution program, due to lack of product interest, funding requirements mandated by such regional distributors, or otherwise, then Callingcard may encounter delays and may materially and adversely effect Callingcard's business and operations.

Callingcard's Dependence On Suitable Callingcard Product Manufacturers
----------------------------------------------------------------------
Could Cause Business Delays Or Business Failure.
------------------------------------------------
     The inability or unwillingness of any third-party manufacturer to provide Callingcard with suitable calling card product could significantly limit Callingcard's ability to initiate and service new markets and expand to other markets. While management is of the belief, based upon initial inquiries made of several manufacturers, that procurement of product should generally not be an issue, no assurance can be given that this will continue to be the case. If Callingcard were to experience such inability or unwillingness of any third party manufacturer, this may have a material adverse effect on its business, financial condition and operating results and could cause business delays or business failure.

Callingcard Is Materially Dependent Upon Key Management Who Will Devote
-----------------------------------------------------------------------
Less Than Full Time And Attention To Callingcard's Business And Operations
--------------------------------------------------------------------------
Could Result In Delays In Fully Implementing The Business Plan Or Business
--------------------------------------------------------------------------
Failure.
--------
     Mr. Daniel Najor is serving as Callingcard's President and Board Chairman, and Mr. Nazar Najor is serving as Callingcard's Secretary/Treasurer and Director with no set compensation. Mr. Daniel Najor has received 250,000 shares of Callingcard's common stock as incentive to organize and develop the Callingcard's business plan. Mr. Nazar Najor has received 250,000 shares of Callingcard's common stock as incentive to help organize and implement Callingcard's business plan. The loss of Mr. Daniel Najor's services and Mr. Nazar Najor's services would significantly hamper Callingcard's ability to implement its business plan, and could cause Callingcard's shares of common stock to be devalued. Callingcard is also dependent upon Mr. Daniel Najor's and Mr. Nazar Najor's entrepreneurial skills and experience to further implement the business plan and his services would be difficult to replace. Both Daniel and Nazar Najor's time is not solely dedicated to Callingcard and this fact may result in delay(s) in the completion of potential market development and the further implementation of the business plan. Upon Callingcard obtaining the minimum proceeds, Mr. Daniel Najor plans to dedicate approximately 8 hours per week to the Callingcard business. In the event that 25% of the maximum proceeds are received by Callingcard ($500,000), Daniel Najor plans to spend at least 8 hours per week to the Callingcard business. Mr. Nazar Najor plans to devote 5 hours per month to the officer and director duties of Callingcard whether the minimum or maximum proceeds are received. Callingcard has no employment agreements with management, and there is no assurance these individuals will continue to manage Callingcard's affairs in the future. Callingcard has not obtained key man life insurance on Mr. Daniel Najor or Mr. Nazar Najor, and there are no present plans to obtain such insurance. As Callingcard has not yet commenced any meaningful operations, investors do not have any financial history to evaluate the merits of Callingcard's business activity; therefore, investors should carefully and critically assess the
backgrounds of Mr. Daniel Najor and Mr. Nazar Najor.   Daniel and Nazar
Najor are brothers and have been in various businesses both together and solely prior to this offering. The possible lack of time and attention to Callingcard could result in delays in fully implementing the business plan or business failure.

Callingcard's Heavy Dependence On Outside Sales Consultants And Marketing
-------------------------------------------------------------------------
Professionals Could Result In Delays Of Callingcard's Business Objectives.
--------------------------------------------------------------------------
     Mr. Daniel Najor, Chairman and CEO of Callingcard, and the senior officer group, have had no direct experience in the sales of calling card units or co-advertising ventures with calling card units. However, both Daniel and Nazar Najor, Callingcard's officers and directors, are in the retail grocery business and are familiar with the coupon segment of the grocery advertising industry. Further, Daniel and Nazar Najor have general sales and marketing experience in real estate, insurance, real estate development and other non-grocery businesses. These two officers and directors of Callingcard do not have direct experience in the marketing and sales of calling card units and will rely heavily on experienced marketing and advertising consultants to assist in the development, sales and marketing decisions of the Callingcard business, primarily in the initial stages of meaningful business operations. Callingcard must rely on outside consultants and hired marketing professionals to assist in the development, sales and marketing decisions of the "Callingcard" business. The failure to obtain knowledgeable outside sales consultants and marketing professionals, or their inability for any reason to successfully assist Callingcard in their successfully implementing the sales and marketing portion of its business plan could result in delays in Callingcard's business objectives.

Callingcard May Have Overestimated The Marketability Of The Callingcard
-----------------------------------------------------------------------
Concept Which Could Result In Minimum Product Sales Or Business Failure.
------------------------------------------------------------------------
     There can be no assurance that unique advertising promotions or
calling card unit industry growth will occur or continue.   Callingcard has
not conducted any formal market study.   The underlying market conditions
are subject to change based on economic conditions, consumer preferences and other factors beyond Callingcard's control. An adverse change in management's perceived size or potential growth rate of the telephone calling card unit market is likely to have an adverse effect on Callingcard's business, financial condition and operating results, resulting in a significant decline of the value of Callingcard's stock and could cause the investor to lose all or part of the investment.

Callingcard May Enter A Business Combination Which Could Be Difficult To
------------------------------------------------------------------------
Intregrate, May Dilute Stockholder Value, And May Be Disruptive To
------------------------------------------------------------------
Business Operations.
--------------------
     Due to the perceived synergistic nature of Callingcard's product and business plan, Callingcard may seek certain business combinations and joint ventures with the advertiser entities which may use the Callingcard product or other related companies. These potential business combinations may not result in a success business combination which would ultimately not be in the best interest of the Company. Any such potential business combinations could be difficult to integrate and could cause business delays and interruptions in the projected business operations. As such, such disruptions or delays in the business operations may have a material adverse effect on Callingcard's operations. If Callingcard does acquire an entity to market the Callingcard product or enter into any business combination, such acquisition or business combination would most likely result in the issuance of Callingcard's shares of common stock, which would result in a dilution of ownership interest of the shareholders. At the present time, Callingcard has no plans, arrangements or understandings regarding any business combination or business acquisition.

Financial Risks

Proceeds From The Minimum Offering Will Not Be Sufficient to Enable
-------------------------------------------------------------------
Callingcard To Further Implement Its Business Plan In Any Meaningful Way
------------------------------------------------------------------------
And Callingcard May Need Additional Financing Which May Not Be Available.
-------------------------------------------------------------------------
     Should Callingcard only receive the minimum proceeds from this offering of $20,000, Callingcard would only be able to pay the costs of the offering of $15,000, leaving a balance of $5,000 to apply for a listing on the OTC Bulletin Board and for general corporate expense. Callingcard would not be able to further implement its business plan or to commence meaningful operations if only the minimum proceeds are received.

     Callingcard's success will materially depend in part on its ability to raise capital through this offering in order for Callingcard to further implement its business plan and achieve product sales. The minimum proceeds, if received, will only enable Callingcard to make application for a listing on the OTC Bulletin Board, pay for the cost of the offering, but will not enable Callingcard to proceed in any meaningful way with its business plan. Management believes that Callingcard will require approximately $500,000 from this offering in order to further implement meaningful business operations, which will include the launching of the Callingcard product in Southern California. This Southern California area is from Santa Barbara, California to San Diego, California only; $1,000,000 will allow Callingcard to market the Callingcard units in all of California and Arizona market; $2,000,000 will allow Callingcard to market its products in the heavily populated area of the Western United States. However, if Callingcard decides to accelerate any element of its business plan, including but not limited to sale and marketing, Callingcard may require additional capital to effectually accelerate its business plan. In that event, Callingcard may need additional financing and there are no commitments to provide additional funds. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that funds can be obtained on terms acceptable to
Callingcard.   Callingcard has not investigated the availability, source or terms which might govern the acquisition of additional financing.

Risks Related to the Securities Market

Callingcard's Common Stock Has No Prior Market, No Assurances Of A
------------------------------------------------------------------
Market Being Created Or Sustained, And Could Result In An Investor Losing
-------------------------------------------------------------------------
All Or Part Of The Investment.
------------------------------
     There is no public market for Callingcard's shares of common stock and no assurance can be given that a market will develop or be sustained if developed, or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of Callingcard's shares of common stock may decline below the offering price. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Callingcard's securities. Due to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Callingcard's shares of common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Callingcard and could lose all or part of the investment.

Callingcard's Board Of Directors Has The Ability To Designate The Rights,
-------------------------------------------------------------------------
Preferences And Privileges Of The Authorized Preferred Shares Which Could
-------------------------------------------------------------------------
Cause Significant Common Share Dilution To The Investor.
--------------------------------------------------------
     Callingcard's Articles of Incorporation and Bylaws allow the Board of Directors to issue Preferred Shares and to designate what those preferences
are, as opposed to the common  shareholders.   Callingcard could issue
preferred shares for assets or financing and Callingcard's Board of Directors would have the sole authority to designate the rights related to the preferred shares, including but not limited to voting, dividends, other distributions and liquidation rights. Such preferred shares may have a conversion feature into a pre-determined amount of shares of common stock which could affect the control of management of Callingcard. This conversion from preferred shares to shares of common stock would cause dilution to the investors' shares of common stock. Such rights of preferred shareholders could substantially dilute shareholder value.

                              USE OF PROCEEDS

     The net proceeds to Callingcard from the sale of the 2,000,000 shares of common stock offered by Callingcard, at the public offering price of $1.00. per share, is $2,000,000, less the cost of the offering which is estimated to be $15,000 or $1,985,000. This offering is a self-underwriting and Mr. Daniel Najor, President and Board Chairman is solely responsible for the sale of the stock. There is no commission being paid to Mr. Daniel Najor for the sale of the shares of common stock in this offering and Callingcard does not have commissioned sales people selling these shares of common stock. If only the minimum amount of 20,000 shares of common stock is sold, then $15,000 shall be used to pay for the offering fees and Callingcard would have a surplus of $5,000 for the application to trade its shares of common stock on the OTC Bulletin Board and for general corporate purposes. Investors should be aware that if Callingcard is only able to sell the minimum amount of shares of common stock registered for sale in this offering ,there is no assurance that Callingcard will be able to obtain any additional financing which would possibly make Callingcard's shares of common stock decrease substantially or to become worthless. If the maximum amount of shares of common stock are sold by way of this offering, if 50% of the shares of common stock are sold by way of this offering and if 25% of the shares of common stock are sold by way of this offering, then Callingcard expects to use the net proceeds in the following manner:

         Net Proceeds if all shares of common stock are sold by Callingcard:
         $2,000,000
              $500,000  -  Telephone Long Distance Service Purchase
               250,000  -  Calling Card Unit Manufacturing
               250,000  -  Advertising and Marketing
               500,000  -  Co-advertising Programs
               485,000  -  General Working Capital
                15,000  -  Offering Expense
              Total Use of Proceeds: $2,000,000

         Net Proceeds if 50% of the shares of common stock are sold by
         Callingcard: $1,000,000
              $250,000  -  Telephone Long Distance Service Purchase
               250,000  -  Calling Card Unit Manufacturing
               250,000  -  Advertising and Marketing
               235,000  -  Working Capital
                15,000  -  Offering Expense
              Total Use of Proceeds:  $1,000,000

         Net Proceeds if 25% of the shares of common stock are sold by
         Callingcard:  $500,000
              $100,000  -  Telephone Long Distance Service Purchase
               100,000  -  Calling Card Unit Manufacturing
               200,000  -  Advertising and Marketing
                85,000  -  Working Capital
                15,000  -  Offering Expense
              Total Use of Proceeds: $500,000

         Net Proceeds if the minimum amount of shares of common stock are sold by Callingcard: $20,000
         These funds will be used for the expenses of the offering, application to the OTC Bulletin Board and general corporate expenses.

     The first priority in the use of proceeds is to implement the marketing and manufacturing program for the Callingcard units to be placed in certain market locations. The advertising expense is the next priority to achieve a customer base for calling card unit sales. The amount of the shares of common stock sold in the offering will determine how many markets (cities) the Callingcard business plan will be implemented. If the maximum amount of shares of common stock are sold, then Callingcard will seek to implement its plan in the heavily populated areas of the Western region of the United States.

     In the event that only 25% or 500,000 shares of common stock are sold, then Callincard would concentrate its business plan on a limited and local basis only, specifically the Southern from Santa Barbara, California to the San Diego, California area. In the event that 50% or 1,000,000 shares of common stock are sold, then Callingcard would initiate its plan to include the marketing areas of Southern California, Northern California and Arizona. In the event that 100% or 2,000,000 shares of common stock are sold then Callingcard would concentrate its business plan to the heavily populated areas of the Western United States and potentially expand regionally and/or nationally if Callingcard is able to achieve sales.
There is no assurance that Callingcard will be able to initiate or sustain sales.

     If Callingcard is not successful in their first sales and advertising market, the second sales and advertising market or subsequent sales and advertising markets, if any, and if Callingcard has exhausted all possibility of continuing with the Callingcard concept, then management will seek other related potentially profitable business opportunities, within the same general industry. At this time, there is no plan to dedicate any funds to any other business than the Callingcard concept.

     Callingcard has not yet determined the specific amounts of "net proceeds" to be used specifically in the general categories as described herein. Accordingly, Callingcard's management will have significant flexibility in applying the net proceeds of the offering.

                                  DILUTION

      Callingcard is authorized to issue a substantial number of shares of common stock, up to the authorized share capital of 100,000,000 shares of common stock and 10,000,000 preferred shares of stock, in addition to the shares of common stock comprising the shares of common stock in this offering. The preferred stock can be issued in such series and with such designating rights and preferences as may be determined by the Board of Directors at its sole discretion. In the event that Callingcard does not achieve the maximum by way of this offering, Callingcard will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of common stock which could cause a material dilution to investors in this offering.
                                                                         15


     As of March 31, 2002, Callingcard had a net tangible book value of $(2,729). The following table sets forth the dilution to persons purchasing shares of common stock of in this offering without taking into account any changes in Callingcard's net tangible book value, except for the sale of the shares of common stock in this offering at a price of $1.00 per share. The net tangible book value per share is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following tables reflect the dilution if (1) the minimum amount of 20,000 shares of common stock are sold in this offering; (2) the midpoint amount of 1,000,000 shares of common stock are sold in this offering; and (3) the maximum amount of 2,000,000 shares of common stock are sold in this offering.

                               DILUTION TABLE

                  Prior to    After                      Prior to   After
                  Sale        Sale of                    Sale       Sale of
                  (Mar. 31,   20,000                     (Mar. 31,  1,00,000
                  2002)       Shares                     2002)      Shares
 ---------------  ----------  ---------  --------------- ---------- ----------
 Number of                               Number of
 Shares           4,480,000   4,500,000  Shares          4,480,000  5,480,000
 ---------------  ----------  ---------  --------------- ---------- ----------
 Public offering                         Public offering
 price per share  n/a         1.00       price per share n/a        1.00
 ---------------  ----------  ---------  --------------- ---------- ----------
 Net tangible                            Net tangible
 book value per                          book value per
 share of common                         share of common
 stock before                            stock before
 the offering     0           0          the offering    0          0
 ---------------  ----------  ---------  --------------- ---------- ----------
 Pro forma net                           Pro forma net
 tangible book                           tangible book
 value per share                         value per share
 of common stock                         of common stock
 after the                               after the
 offering         0           .0038      offering        0          .182
 ---------------  ----------  ---------  --------------- ---------- ----------
 Increase to net                         Increase to net
 tangible book                           tangible book
 value per share                         value per share
 of common stock                         of common stock
 by new investors             .0038      by new investors           .182
 ---------------  ----------  ---------  --------------- ---------- ----------
 Dilution to new                         Dilution to new
 investors        n/a         .9962      investors       n/a        .818
 ---------------  ----------  ---------  --------------- ---------- ----------

                                                                              16



                  Prior to    After
                  Sale        Sale of
                  (Mar. 31,   2,000
                  2002)       Shares
 ---------------  ----------  ---------
 Number of
 Shares           4,480,000   6,480,000
 ---------------  ----------  ---------
 Public offering
 price per share  n/a         1.00
 ---------------  ----------  ---------
 Net tangible
 book value per
 share of common
 stock before
 the offering     0           0
 ---------------  ----------  ---------
 Pro forma net
 tangible book
 value per share
 of common stock
 after the
 offering         0           .308
 ---------------  ----------  ---------
 Increase to net
 tangible book
 value per share
 of common stock
 by new investors             .308
 ---------------  ----------  ---------
 Dilution to new
 investors        n/a         .692
 ---------------  ----------  ---------

     Callingcard's net tangible book value per share is determined by dividing the number of shares of common stock outstanding into the net tangible book value.

      On May 3, 1998, 200,000 shares of common stock were issued to the officers and directors of Callingcard; 100,000 to Daniel Najor and 100,000 to Nazar Najor for organizational and management services from April 21, 1998 to December 31, 2001. On January 24, 2002, 300,000 shares of common stock were issued to the officers and directors of Callingcard; 150,000 to Daniel Najor and 150,000 to Nazar Najor for management services from January 1, 2002 to December 31, 2002. There is no plan to further compensate the officers and directors until the business is fully implemented and sales are achieved. At that time, the officers and directors services will be assessed.

     On December 10, 1998, 3,000,000 shares of common stock were issued to Daniel Najor, the President and Board Chairman of Callingcard (or assigns)
in exchange for the "Callingcard" telephone technology.    On December 18,
1998, 965,000 shares of common stock were issued to persons and entities in exchange for management services pertaining to the purchase and sale agreement pursuant to the development of the "Callingcard" concept. These issuances are to be considered as a "non-arms length" transaction.

     This offering itself involves immediate and  substantial   dilution
to investors. Any shares of common stock issued or shares of preferred stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of the shares of common stock purchased in this offering.

                      DETERMINATION OF OFFERING PRICE

     Callingcard arbitrarily determined the price of the shares of common stock in this offering. The offering price is not an indication of and is not based upon the actual value of Callingcard. The offering price bears no relationship to the book value, assets or earnings of Callingcard or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities

                            PLAN OF DISTRIBUTION

     Callingcard  intends  to sell a minimum  of 20,000  shares of common
stock and a maximum  of  2,000,000   shares  of  its  common  stock  to
the  public  on  a self-underwriting  "best efforts"  basis.   This
offering may only be sold by Daniel Najor, Callingcard's President and Board Chairman. There is no commission being charged to Callingcard.

     The gross proceeds to Callingcard will be $2,000,000, less the $15,000 in offering costs, netting Callingcard $1,985,000, if all the shares of common stock offered are sold by Callingcard. The gross proceeds to Callingcard will be $20,000 if only the minimum amount of shares of common stock offered is sold by Callingcard and in that event, Callingcard will be able to pay the offering costs of $15,000 and obtain a surplus of $5,000 which will be used for general corporate expense.

     No public market currently exists for the shares of Callingcard's common stock. Callingcard intends to have a licensed broker/dealer apply to have its shares of common stock traded on the OTC Bulletin Board under the symbol "CALL"; however, no assurances are given that Callingcard will be assigned the symbol "Call".

     All prospective purchasers will be subject to the provisions of the
Subscription Agreement and   Prospective   Purchaser Questionnaire.   The
Subscription Agreement will have the amount of shares of common stock to be purchased, the price of the shares of common stock, how to send funds and other provisions and information of the purchaser. In the Prospective Purchaser Questionnaire, the prospective purchaser of shares of common stock of this offering needs to meet the minimum income and net worth requirements in order to be deemed as a qualified investor. If the prospective purchaser of shares of common stock in this offering does not meet the income and net worth requirement, then Callingcard will
reject  such Subscription Agreement and return all funds, if received.   A
"Qualified Investor" for this offering is one who has a minimum net worth of $250,000 and an annual individual income of $100,000 for each of the two predecessor years or a combined income with spouse of $150,000 for each of the two predecessor years, or other "sophisticated investor" indicators.

     There is no escrow agreement for the funds generated by this offering and all funds will be deposited into the "Callingcard Industries, Inc. Special Account", a segregated account, controlled by Callingcard, until the minimum amount of the offering has been received and accepted by Callingcard. If the minimum amount of the offering is not received and accepted by the Termination Date of July 1, 2003, then all funds will be promptly return to the investors, without deduction or interest, within ten days following the Termination Date of July 1, 2003.

                             LEGAL PROCEEDINGS

     Callingcard is not a party to any pending legal proceeding or litigation and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings threatened or anticipated against Callingcard or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, SIGNIFICANT
                       EMPLOYEES AND CONTROL PERSONS

     The following table sets forth the name, age and position of each director and executive officer and control person of Callingcard.

     ---------------------------------------------------------------------
     NAME                     AGE       POSITION
     ---------------------------------------------------------------------
     Daniel Najor             48        President, Board Chairman

     Nazar Najor              57        Secretary/Treasurer and Director
     ---------------------------------------------------------------------

     On April 24,1998, the Board of Directors was elected and installed. Nazar Najor was President and Board Chairman and Daniel Najor was Secretary/Treasurer and Director. In January, 2002 when the predecessor corporation, Tver Acquisition Corp., a Delaware corporation, facilitated a merger and change of domicile and name to the state of Nevada. At that time, Mr. Daniel Najor became President and Board Chairman and Mr. Nazar Najor became Secretary/Treasurer and Director. Callingcard's Bylaws provide for their officers and directors to serve for a term of 2 years, unless otherwise notified by way of a Board of Directors Meeting. Shareholders can elect new directors at an annual general shareholders meeting or extraordinary or special shareholders meeting which would take precedence over the 2 year term provision in the Callingcard Bylaws. Therefore, the officers and directors will be elected for one-year terms at the annual shareholders' meeting. The officers will hold their positions at the pleasure of the Board of Directors.

Daniel Najor, President and Board Chairman:
-------------------------------------------
     Originally from Detroit, Michigan, Daniel Najor started his business career in the grocery business. In 1974, at the age of 21, purchased his first supermarket, Great Scott Supermarket in Lakeside, California, with his brothers. Great Scott Supermarket was over 14,000 square feet and had gross sales of approximately $7,000,000 per annum. Mr. Daniel Najor owned 25% of that store and sold it two years later. Mr. Najor has over 25 years of experience in the grocery business and has experience in food retailing, food manufacturing, cost controls, and all facets of grocery and fresh food preparations. Mr. Daniel Najor is the Co-Founder, President and Director of Contexual Trading Company, Inc. Mr. Najor presently operates the day to day activity of the "Food Palace Supermarket" grocery store, owned by Contexual Trading Company, Inc. Mr. Najor also has a substantial interest in the development of new technology and developed the Callingcard concept and system due to his experience in selling calling cards and redeeming coupons in the normal course of business of operating a grocery business.

     Mr. Najor has been involved in the financing business since 1984 and has completed over $200 million dollars in financing pertaining to real estate and corporate finance. Daniel Najor is President of DLN Financial, Inc. since its inception in 1986. Mr. Najor also served as a director of Cypress Financial Services, Inc., a publicly held company from 1996 to 1997; Cypress Financial Services, Inc.was in the financial services and financial collection industry.

     Mr. Najor is an experienced business executive and is the co-founder of Callingcard and the co-inventor of the patent of the calling card unit which is now the asset of Callingcard. Daniel Najor is the founder and former Board Chairman of Virtual Gaming Technologies, Inc. "VGTI", a publicly held company which developed gaming software for the gaming industry. Mr. Najor is also the founder, President and Board Chairman of Food Palace International, Inc., which is the franchisor for a specialty grocery market and the founder and Board Chairman of Tierra Telecom, Inc.

     Summary of Professional Experience of Daniel Najor within the last five years:
     ------------------------------------------------------------------
     Current positions:
          President/Board Chairman January, 2002 to present - Callingcard Industries, Inc. Duties include setting policy for
           The further implementation of the Callingcard business plan, the financing of the business plan and all other aspects of day to day activity.
     Secretary/Treasurer/Director   April, 1998 to January, 2002   Tver
          Acquisition Corp., predecessor company to Callingcard Industries, Inc. Duties included the development of the Callingcard technology and system and all other secretary /treasurer and director duties.
     Board Chairman   1996 to present - Virtural Gaming Technologies, Inc.,
          a public company which developed gaming software. Duties include setting policy for management and other board related responsibilities.
     President/Director   1986 to present - DLN Financial, Inc., mortgage
          brokerage firm and mortgage loan originators.
            Duties include setting policy for management and other board related responsibilities.
     Founder/ Board Chairman   1999 to present - Tierra Telecom, Inc., a
          company which manufactures telephone Switches. Duties include setting policy for management and other board related responsibilities
     President/ Board Chairman   1998 to present - Food Palace
          International, Inc.
     Co-Founder, President/Director   1976 to present - Contexual Trading
          Company, owner of Food Palace grocery store and related Food Palace fresh food and grocery products. Duties include overseeing day to day activity of the retail grocery business and its related services and other board related responsibilities.

     Daniel Najor has been married for 19 years with 3 children, ages 17, 15 and 4. Daniel Najor is a licensed pilot, enjoys business and travel, founding technology and other business projects and golf.

Nazar Najor, Secretary/Treasurer & Director:
--------------------------------------------

     Mr. Nazar Najor is a multi-faceted experienced business executive, with an extensive retail grocery, restaurant and real estate development background. Mr. Najor is currently the Chief Executive Officer of Live Oak Springs Resort in Boulevard, California. Mr. Najor developed the entire resort and oversees the day to day operation of all departments of the resort, including the restaurant, market, lodging facilities, mobile home park, recreational vehicle part and PUC water company.

     In addition to Mr. Najor's development and overseeing the operations of the Live Oak Springs Resort, Mr. Najor also acts as an integral members of the Board of Directors of Contexual Trading Company, Inc., owner of the Food Palace Supermarket, San Diego, California. Mr. Najor has owned and managed the Lakeshort Farms Market in Lakeside, California and owned and managed the Rackhouse Restaurant in Lakeside, California

     Mr. Najor has a diverse educational background in business, law and communications for a period of over 20 years, including 5 years of Philosophy and Science. Even though Mr. Najor has not obtained a degree in any one subject, he acts as a communications coach due to his education and training in Advanced Communications.

         Summary of Professional Experience of Nazar Najor within the last five years:
         ----------------------------------------------------------------------
         Secretary/Treasurer/Director   January, 2002 to present   Callingcard
              Industries, Inc. Duties include all secretary/treasurer and director duties. Mr. Nazar Najor is not responsible for the day to day activity of the company.
         President/Board Chairman   April, 1998 to January, 2002   Tver
              Acquisition Corp., predecessor of Callingcard Industries, Inc. Duties included the acquisition and the development of the Callingcard technology.
         Chief Executive Officer/Director   1984 to Present  Live Oak Springs
              Resort. Duties include all phases of the resort's operation and all day to day activity.
         Director   1996 to present   Contexual Trading Co.   Duties include
              setting policy for management and all other director responsibilities.
         Secretary/Treasurer/Director   Food Palace International, Inc.
              Duties include developing the Food Palace franchise and marketing concept and all other secretary and treasurer and director duties.

         Daniel Najor and Nazar Najor have been the only two officers and directors since the inception of Callingcard on April 21, 1998. Mr. Nazar Najor was President and Board Chairman of the predecessor company, Tver Acquisition Corp.; Mr. Daniel Najor was Secretary/Treasurer and Director of the predecessor company, Tver Acquisition Corp.

     Mr. Daniel Najor plans on spending approximately 8 hours per week on Callingcard's business and operations in the event that Callingcard only receives the minimum proceeds from this offering. In the event that Callingcard receives between the minimum and $500,000 from this offering, Mr. Daniel Najor plans on spending at least 8 hours per week on Callingcard's business and operations. Mr. Nazar Najor plans on spending 5 hours per month on Callincard's officer and director duties regardless of the amount of proceeds which may be received. Mr. Daniel Najor and Mr.
Nazar Najor are brothers.   There are no formal employment agreements with
Daniel Najor or Nazar Najor and there are no employment agreements planned or anticipated at this time. Neither Daniel Najor nor Nazar Najor plan to be compensated with any salary until Callingcard may achieve profitable operations. In such event, Daniel Najor and Nazar Najor will each initially be compensated at a salary not to exceed $75,000 per annum.
There will be no compensation accrued for any officer and director services prior to the time Callingcard may be profitable.

                               ADVISORY BOARD

     Mr. Daniel Najor, will act as Advisory Board Chairman for a term of two years. Mr. Daniel Najor is actively recruiting Callingcard's first advisors. All advisors shall be compensated with restricted shares of Callingcard's common stock commensurate with their services.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 12, 2002 Callingcard's outstanding common stock owned of record or beneficially by each Executive Officer and Director and by each person who owned of record, or was known by Callingcard to own beneficially, more than 5% of its common stock, and the share holdings of all Executive Officers and Directors and Significant Employees as a group. Each person has sole voting and investment power with respect to the shares of common stock
shown.   The Najor family members are not a "group" in the legal sense as all of the Najor family members are individuals all over the age of majority, are not living with any of the officers and directors of Callingcard and there are no agreements, arrangements of understanding, formal or informal, written or oral, concerning the voting of, or the disposition of, such shares of common stock.

--------------------------------------------------------------------------

                                                             Percentage of
  Name                                       Shares Owned    Shares Owned
--------------------------------------------------------------------------
Daniel Najor, President and Board Chairman   250,000         5.58%
3550 National Avenue
San Diego, California 92113

Nazar Najor, Secretary/Treasurer & Director  250,000         5.58%
3550 National Avenue
San Diego, California 92113

Najor family members                         1,100,000       24.55%

  ALL EXECUTIVE OFFICERS & DIRECTORS
  AND SIGNIFICANT EMPLOYEES, AND                             35.71%
  BENEFICIAL OWNERS AS A GROUP
--------------------------------------------------------------------------

                                                                         22


                         DESCRIPTION OF SECURITIES

     The following description of Callingcard's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by Callingcard's Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

     The authorized capital stock of Callingcard consists of 100,000,000 shares of common stock: 100,000,000 shares of common stock having a par value of $0.001 per share of common stock and 10,000,000 shares of Preferred Stock having a par value of $0.01 per share of preferred stock. The Articles of Incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Callingcard's shares of common stock.

     The holders of shares of common stock of Callingcard do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares of common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares of common stock will not be able to elect any of Callingcard's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the
Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the near future. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. The holders of the shares of common stock have no preemptive or subscription rights. In the event of liquidation, dissolution or winding up of the affairs of the corporation, Callingcard's shareholders are entitled to receive, ratably, the net assets of Callingcard available to shareholders after payment of all creditors.
Article IV in Callingcard's Articles of Incorporation states that: "The holders of the preferred shares and common shares of stock are entitled to receive the net assets of the corporation upon dissolution. The Board of Directors can restructure the issued and outstanding shares of common stock with respect to a forward or reverse split, without a shareholders meeting, general or special meeting, providing that 50% of the shareholders agree to the share reorganization within the limits of the share capitalization of 100,000,000 shares of common stock and or 10,000,000 shares of preferred stock. Article V of Callingcard's Articles of Incorporation states that "Any such change of the Bylaws must be agreed to by the majority of the shareholders. The Board of Directors shall not make or alter any By-laws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (50% or more) of the shareholders. Such majority approval may be obtained by the Board of Directors without the necessity of a Special or Extraordinary General Meeting of the corporation's shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax". Callingcard's Bylaws, Article II provides for an annual shareholders meeting to be held on or before June 30th of each year at 11:00 AM, at which time the shareholders shall elect a Board of Directors (every two years or otherwise appropriate) and transact any other appropriate business. The shareholders have the right to effect a change of control at the annual meeting. Special meetings of the shareholders may be called by the Board of Directors or such additional persons as may be deemed authorized by the Board of Directors provided in the Articles and Bylaws and amendments.
                                                                         23


     As of the date of this registration statement, there are 4,480,000 shares of common stock issued and outstanding and 174 shareholders. There are no warrants or options issued as of this date. There are no stock option plans in effect for officers, directors and significant employees. Callingcard's officers and directors have been issued a total of 500,000 shares of common stock each, representing 250,000 shares of common stock for each of the 2 officers/directors, Daniel Najor and Nazar Najor. To the extent that additional shares of Callingcard's common stock are issued, the relative interests of existing shareholders may be diluted.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

     These experts have been retained  in connection with the registration
or this offering of Callingcard's shares of common stock.   Mr. Tolan
Furusho, Attorney at Law, 12729 Northup Way, Bellevue, Washington 98005,
(425) 452-8639, was retained to provide the legal opinion regarding the corporation in connection with this offering. Mr. Furusho does not own shares of common stock of Callingcard. Andersen, Andersen & Strong, 941 East 3300 South, Salt Lake City, Utah 84106, has been engaged to provide the audited financial statements in connection with this offering.

                    DISCLOSURE OF COMMISSION POSITION ON
               INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Callingcard's Bylaws, filed herewith as Exhibit 3.2, provide in ByLaw VII that it will indemnify and hold harmless each "corporate officer, director and agent" who is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Callingcard or is or was serving at the request of Callingcard as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Callingcard pursuant to the foregoing provisions or otherwise, Callingcard has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                          DESCRIPTION OF BUSINESS

Background
----------

      Callingcard was formed as Tver Acquisition Corp. under the laws of the State of Delaware on April 21, 1998. On January 23, 2002, Callingcard Industries, Inc was incorporated in the State of Nevada. The Delaware
corporation   entered  into  a  merger  agreement  with  the  Nevada
Corporation, pursuant to an Agreement and Plan of Merger and Reorganization adopted by the Board of Directors of each corporation. The effective date was January 25, 2002 and the State of Nevada effected the merger as of July 7, 1998, when the documents were filed with the State of Nevada. The Nevada corporation issued its shares of common stock on a one for one basis with the Delaware corporation.


                                                                         24

     Callingcard   is in its early developmental and promotional stages.
To date, Callingcard's activities have been to evaluate certain business opportunities commencing with the potential market of a proprietary bicycle lock product in the United States. That project was abandoned when the opportunity of the "Callingcard" concept was presented. Callingcard's efforts have been organizational, directed at the development of the "Callingcard" distribution business and the raising of its initial capital.
 Callingcard has not commenced meaningful commercial operations. Callingcard has only two part time employees, that being Callingcards's officers and directors, Daniel Najor and Nazar Najor. Callingcard has no full time employees and owns no real estate.

     Callingcard's business plan is to enter the market with the "Callingcard" concept and system on the most cost effective basis known to management, i.e. to present the Callingcard concept to national product manufacturers, such as soft drink companies, and include their soft drink advertising on the back of the Callingcard unit which will be used by the consumer for long distance calling and when the long distance telephone credit is used, then the Callingcard unit will become a coupon for the advertisers goods and services. The Callingcard unit can be a free promotion with a product, such as a $10. Callingcard unit can be included in a 24 package of soft drinks and the consumer will have $10 in free telephone long distance time with the purchase of soft drinks. In this case, the soft drink manufacturer will pay Callingcard for the Callingcard
units.   In another circumstance, the Callingcard units can be purchased from convenience, grocery and drug stores. The purchaser is usually a long distance telephone called who purchased the long distance telephone time cards from competitors. The difference with the Callingcard concept is that when the long distance telephone time has been used, the consumer gets a coupon on the back of the card to be redeemed for goods and services, as opposed to an empty card with no further value. The co-advertising of national products with the calling card units is the first projected business objective which will be implemented upon financing.

     Callingcard intends to further implement its business plan by entering into a number of advertising agreements with nationally and regionally known product companies and distributors and nationally and regionally known telephone long distance providers. In some instances, the Callingcard "free standing unit" (FSI) will be sold to consumers by certain mass market merchandisers in counter displays and in other instances the Callingcard FSI is placed within another product as a "gift with purchase" or "purchase with purchase". It could also be sold directly to the consumer, via direct sales promotions through publications, or on the
Internet.   The calling card unit would contain a pre-determined
advertising message, such as "Drink XYZ Cola, enter your PIN" when the user calls the "800" access number for long distance service. The expired calling card unit is now an advertising coupon which could be redeemed at a later date for goods and services. Instead of a calling card unit being thrown away after its life has expired, this calling card unit will be saved as a merchandise coupon.

      Callingcard management has developed a number of programs for national telephone companies as long distance carriers and possible advertising customers and national product corporations for the promotional possibilities of the calling card unit. At the present time, Callingcard has not entered into any agreements with national telephone companies or any national product corporations and has no agreements in progress. Callingcard owns a patented telephone calling card technology and a marketing concept and a system for the sale of these long distance calling cards into main stream advertising. In the event that only the minimum amount of the offering is achieved, or if only a small portion of the offering is achieved, then Callingcard will only be able to develop the Callingcard program as permitted by the funds available.

                                                                         25
     There are both common and preferred shares of stock authorized by Callingcard. Callingcard has a share capitalization of 100,000,000 shares of common stock at a par value of $.001 per share of common stock and 10,000,000 shares of preferred stock authorized, at a par value of $.001. There were 10,000,000 shares of preferred stock authorized in the predecessor Delaware corporation. Callingcard's principal executive offices are in San Diego, California within the offices of Mr. Daniel Najor, who is also the President and Board Chairman of Callingcard. The offices are located at 3550 National Avenue, San Diego, California 92113. Callingcard does not pay rent or other office expense and is not expected to pay rent or office expenses for the entire year of 2002 and until significant sales have been achieved.

General
-------
     In addition to the "Callingcard" calling card unit concept of direct long distance telephone time sales in regional or national retailers, such as convenience, grocery and drug stores, Callingcard intends to implement their main business strategy on joint venture advertising concepts with regional and national advertisers who will get several opportunities to advertise their products with the Callingcard concept and system: (1) when the consumer acquires the card as the advertiser's name and logo are displayed on one side of the card; (2) when the consumer calls the 800 number provided by the long distance carrier, the consumer will reach a recording which will say, for example, "Drink XYZ Cola, enter your PIN and your call will be connected; (3) when the calling card unit is expired then the consumer can use the calling card unit for a coupon to exchange for
goods and/or services, much in the same manner as a grocery coupon.   Local
and regional distributors will distribute and service the convenience store, grocery and drug store accounts to keep the Callingcard units in stock. These distributors usually charge a fee conducive with the retail price of the product. The "Callingcard" concept is adaptable to all major
telephone company long distance providers throughout the world.   This
calling card unit can be as an advertising tool, coupon and long distance calling card throughout the world with many applicable uses and potential co-advertising partners.

     The primary objective of the business of Callingcard is to create a market for the "Callingcard" calling card units within the United States with the "roll-out" of product conducive with the available funds to sustain the business. The proceeds from this offering shall be dedicated to further implement the initial business plan of Callingcard. If the maximum amount of shares of common stock are sold by way of this offering, then the more comprehensive marketing program of Callingcard will be implemented . See "Use of Proceeds". There is no assurance that Callingcard will ever be able to sell the "Callingcard" concept to the potential advertising purchasers or that the "Callingcard" concept will be accepted by the consumer. Additionally, if Callingcard cannot obtain the necessary working capital, it is doubtful that Callingcard will be able to continue to operate as a going concern. Callingcard will only continue to operate its business as long as it is able to obtain financing.

Marketing Approach
------------------
      Upon financing and the further development of the business plan, Callingcard will then initiate the advertising of the "Callingcard" concept to the general public and to present the Callingcard concept to potential
advertisers.   Callingcard will also build a website for direct Internet
and related sales. This marketing strategy, pursuant to Callingcard's initial market research, is the least costly and most comprehensive method to advertise at this initial stage of corporate sales development. Callingcard has not conducted a formal market study in connection with the further implementation of Callingcard's business plan.

                                                                         26

     The business approach used by many companies marketing new products or, in this case, a relatively unique calling card unit, is to establish as many joint advertising sales agreements as possible. Callingcard, is limited by working capital so the management of Callingcard elects to utilize its limited capital to test the market and use those results to expand the market. Callingcard relies heavily on the knowledge of its officers and directors and other experts who may from time to time be hired by Callingcard in their designated target markets.

Competition
-----------
     Callingcard has not conducted a market study to specifically define the competition, however there are large dominant leaders in the advertising industry, which include newspapers, radio, television. These advertisers have a large market share of the total advertising sector. These companies are usually profitable, heavily financed and have resources to establish many facilities and can provide advertising on a local and national basis. Management believes that Callingcard may be able to work on various potential joint advertising campaigns, or at least a segment of advertising projects with these dominate leaders in the advertising industry. Regional and national advertising agencies are competition to Callingcard, but could also be the agent for the Callingcard concept and system for their clients.

Government Regulations Regarding Telecommunications Systems.
------------------------------------------------------------
     All long distance services and telephone companies in the United States of America are regulated by the Federal Communications Commission. Management of Callingcard does not perceive to be subjected to these government regulations as the long distance provider is the subject of any and all government telecommunication regulations. However, at the time of this offering, Callingcard has not sought legal counsel to research the marketing laws nor has Callingcard applied for clearance from any regulator regarding the proposed marketing program. Callingcard is not aware of any additional governmental regulations or pending regulations pertaining to Callingcard's business plan.

Employees
---------
     Callingcard is a development stage company and currently has 2 part time employees, that of Callingcard's officers and directors, Daniel and Nazar Najor. Callingcard has no full time, paid employees. Callingcard is currently managed by Daniel Najor, its President and Board Chairman, and Nazar Najor, Secretary/Treasurer and Director, and the Board of Directors. Callingcard looks to the Board of Directors and Officers for their entrepreneurial skills and talents. For a complete discussion of the Officers and Directors and Significant Employees experience, see "Directors, Executive Officers, Promoters, Significant Employees And Control Persons." Management plans to use consultants, attorneys and accountants as necessary and does not plan to engage any full-time employees in the near future. Marketing consultants are estimated to cost $25,000 to $50,000 per year plus a percentage of sales, estimated to be between 3% and 10% of the sales achieved by the marketing consultants or marketing group. Callingcard may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. Marketing employees are estimated to require a salary of $40,000 to $50,000 per year with a percentage of direct sales, estimated to be between 3% and 10% of sales achieved. A portion of any employee compensation is likely to include the right to acquire shares of common stock in Callingcard, which would dilute the ownership interest of holders of existing shares of its common stock. At this time, there is no plan for any amount of shares of common stock to be issued to prospective employees and the prospective employees would have to work for Callingcard for a minimum of two years to be able to earn the right to acquire shares of common stock from Callingcard.
                                                                         27
Available Information and Reports to Securities Holders
-------------------------------------------------------
      Callingcard has filed with the Securities and Exchange Commission a Form SB-2 Registration Statement with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to Callingcard and its common stock, see the registration statement and the exhibits and schedules. Callingcard's filings with the Commission are available to the public from the Commission's website at http://www.sec.gov.

      Upon completion of this offering, Callingcard will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the website of the Commission referred to above.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis of Callingcard's financial condition and results of operations should be read in conjunction with the Financial Statements and accompanying notes and the other financial information appearing elsewhere in this prospectus.

     This prospectus contains forward-looking statements, the accuracy of which involves risks and uncertainties. Words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar
expressions are used to identify   forward-looking    statements.    This
prospectus   also   contains forward-looking statements attributed to
certain third parties relating to their estimates regarding the potential
markets for "Callingcard" concept and system.   Prospective investors
should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Callingcard's actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Callingcard described in "Risk Factors" and elsewhere in this prospectus. The following discussion and analysis should be read in conjunction with Callingcard's Financial Statements and Notes thereto and other financial information included elsewhere in this prospectus.

Plan Of Operation
-----------------
     It is the intention of Callingcard to further develop its business plan and commence meaningful business operations when the offering is completed or partially completed by the sale of 25% of the shares of common stock offered or $500,000. Callingcard does not presently have any revenues and must further develop their marketing program concepts. Management of Callingcard will dedicate sufficient time in order to further implement its business plan once the funds become available. Callingcard intends to expand the business by advertising and marketing the Callingcard concept once it is practicable. There is no assurance that Callingcard will be able to attract distributors or co-advertisers market the "Callingcard" program.

                                                                         28


     Callingcard needs sufficient capital to further implement their business plan. Callingcard is relying upon this offering to provide the capital needs to further implement their business plan and commence meaningful business operations to the extent that the offering is sold. If a minimum of 25% of the offering is sold, Callingcard shall have a minimum of $500,000 which is a sufficient amount of capital to commence meaningful business operations and sustain that business for the first
twelve months without the necessity of further financing.   This $500,000,
less the $15,000 to pay for this offering expense, would be partially spent on the purchase of telephone long distance calling time from a major telephone service provider. This amount is estimated to be $100,000. Once the telephone long distance calling time is purchased, then Callingcard will direct its efforts to the national products manufacturers to find a joint venture participant who wants to place their advertising on the back of the Callingcard unit. This marketing and the advertising of the Callingcard unit to the potential national advertisers is estimated to cost $150,000, leaving another $50,000 to advertising the Callingcard unit to potential retailers, distributors and consumers. A portion of the $150,000 budgeted for advertising and marketing to potential national advertisers will be dedicated to the employing of 2 full time advertising employees for this time period estimated to be $50,000 per employee or marketing professional for a total of $100,000 out of the $150,000 dedicated to this
category.   Callingcard believes that once an advertising sale is made then the cost of manufacturing the Callingcard units will probably be carried by the advertiser. However, Callingcard has budgeted $100,000 for Callingcard unit manufacturing in the event that Callingcard may need to provide the Callingcard units to the advertiser where Callingcard initially pays for the Callingcard units, providing there is a bona fide purchase order and advertising contract from a national product company. In that event, Callingcard would receive payment on the purchase order and/or contract once the Callingcard units are delivered to either the national product company or the national product company's distributor. Callingcard would have a surplus for general working capital needs of $85,000 for the first twelve months.

Results of Operations
---------------------
     During the period from April 21, 1998 through March 31, 2002, Callingcard has engaged in no significant operations other than organizational and developmental activities to market the "Callingcard" concept and system, raise initial capital and the preparation for registration of its securities under the Securities Act of 1933, as amended. No revenues were received by Callingcard during this period.

     For the current fiscal year, Callingcard anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to further implement its business plan. Callingcard anticipates that until these procedures are completed, it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

     Callingcard's business plan is to complete the development stage marketing strategy for the "Callingcard" concept and system. Callingcard will then determine the feasibility of marketing the "Callingcard" concept and system in various market segments on the most cost effective basis known to management.

                                                                         29

Liquidity and Capital Resources
-------------------------------
     Callingcard remains in the development stage and, since inception, has experienced no significant change in liquidation or capital resources or shareholder's equity. Consequently, Callingcard's balance sheet as of March 31, 2002, reflects total assets of $0.00 and total liabilities of $2,729.

     Callingcard expects to carry out its plan of business as discussed above. Callingcard has no immediate expenses. Mr. Daniel Najor and the Officers and Board of Directors will serve in their capacities without compensation until a market is developed for the "Callingcard" concept and system. There will be compensation for Officers and Directors once Callingcard commences sales and can afford to pay its management.

       Callingcard is only able to further implement its business plan as Callingcard is able to finance the business plan. If a minimum of 25% of the offering or 500,000 shares of common stock are sold, then Callingcard will have a minimum of $500,000 to further implement its business plan. That amount of funds will allow Callingcard to further implement its business plan on a local basis, specifically the Southern California market from Santa Barbara, California to San Diego, California, and will be able to sustain operations for the next twelve months without further financing. In the event that Callingcard is able to achieve the sale of 50% of the offering or 1,000,000 shares of common stock, then Callingcard can further implement its business plan on a more expanded basis in the entire California and Arizona markets and will be able to sustain operations for the next eighteen months. If Callingcard is able to sell the maximum amount of the offering or 2,000,000 shares of common stock, Callingcard can further implement its business plan in the more populated regions of the Western United States and be able to sustain its operations for 24 months or longer without the need for further financing.

      In addition, Callingcard may engage in a combination with another business. Callingcard does not have any specific business combination targeted, but there may be a business which would lend itself to some sort of combination as Callingcard further implements its business plan and
begins meaningful business operations.   Callingcard cannot  predict the
extent to which its liquidity and capital resources will be diminished prior to the consummation of a potential business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Callingcard may eventually combine, if ever. Callingcard has engaged in discussions concerning potential business combinations concepts, but has not identified any potential business combination or entered into negotiations or any agreement for such a combination.

     Callingcard will need additional capital to carry out its business plan or to engage in a potential business combination if the majority of the shares of common stock offered by way of this prospectus are not sold. No commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Callingcard or at all.

                          DESCRIPTION OF PROPERTY

     Callingcard   currently   maintains   its  office  at  the  office  of
Callingcard's President and Board Chairman, Daniel Najor, at 3550 National Avenue, San Diego, California 92113. Callingcard does not pay rent or other office expense at this time and does not intend to until this offering is completed and sales are achieved and these expenses have been prepaid to December 31, 2002, by a 300,000 common share of stock share distribution to Callingcard's officers and directors in January, 2002.
                                                                         30


      Callingcard's management does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented.

      Callingcard does not intend to rent or purchase separate office facilities. Callingcard intends to operate its offices from its current facility, at no charge, until the business becomes profitable or when the proposed marketing program requires another office location outside the original "Callingcard" executive office. At the present time, there is no such office space identified or rented or contemplated being rented.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         No director, executive officer or nominee for election as a director of Callingcard, or the owner of five percent or more of Callingcard's outstanding shares of common stock or any member of their immediate family has entered into or proposed any transaction, other than that as described herein, in which the amount involved exceeds $1,000. There are no Najor family members involved in any transaction during the last two years, or proposed transaction, to which Callingcard was or is to be a party, in which any Najor family member is to have a direct or indirect material interest other than as described in this prospectus. There are no stock options offered to any officer, director or significant employee or any other remuneration contracts.
The officers and directors have received a total of 500,000 shares of common stock representing 250,000 for each of the two officers/directors. Callingcard does not intend to have stock options offered to its officers, directors of significant employees.

     There are 4,180,000 shares of common stock issued over two years ago which could be possibly sold into the marketplace under Rule 144 and Rule 144(k). The majority of these shares were issued in reliance upon the exemption provided in Section 4 (2) of the Securities Act of 1933, as amended based upon the limited number of offerees, their relationship to Callingcard, Mr. Daniel Najor's status as an accredited investor, the shareholders being sophisticated investors, the amount of securities offered in such offering and the manner in which such offering was effected. The 4,165,000 shares of common stock were issued in the following transactions pursuant to Section 4 (2) of the Securities Act of 1933, as amended and 15,000 shares of common stock were issued pursuant to Regulation S exemption:
         200,000 shares of common stock were issued to the officers and directors of Callingcard for services
          15,000 shares of common stock were issued to the shareholders of Hargate Development Group for the rights to market a proprietary bicycle lock product in the United States. Hargate was "winding down" their operations and requested that the shares be issued directly to their shareholders who or which were all non-United States residents so that the exemption relied upon in this issuance was Regulation S and all of these shares of common stock were issued with the appropriate restrictive legend. (This business was abandoned when Tver Acquisition Corp, now Callingcard, decided to pursue the calling card technology business.)
         3,000,000 shares of common stock were issued for the rights to the
                   Callingcard technology
           965,000 shares of common stock were issued for the marketing and consulting fees related to the marketing of the Callingcard product. These entities and/or individuals did not act in conjunction with management in the organizing of the business. They will act solely on the marketing of the Callingcard product.

                                                                         31


     Of these 4,180,000 shares of common stock, 200,000 shares of common stock are owned by the officers and directors, Daniel Najor and Nazar Najor (100,000 shares of common stock each). Out of the 4,180,000 shares of common stock which could possibly be sold into the marketplace under Rule 144 and Rule 144(k), management of Callingcard does not know of any shareholder or been notified of any shareholder who will sell their shares of common stock prior to Callingcard fully implementing its business plan, however management does not have any assurance that eligible shares of common stock pursuant to Rule 144 and Rule 144(k) will not be sold and Callingcard has no control over the sale of those shares of common stock. The shareholders which could possibly sell shares of common stock and the amount of shares of common stock are:

     FSI Financial Shelter, Inc.               200,000 shares+;
     493-525 BC, Ltd                            200,000 shares+;
     Tidewater Property Management, Ltd.       200,000 shares+;
     Coleman Communications, Ltd.              200,000 shares+;
     Peru Imports, LLC                         200,000 shares+;
     Moshiko Investment Group                  200,000 shares+;
     Mandarin Gardens Hotels, LLP              200,000 shares+;
     Hong Kong Trading Company                 100,000 shares+;
     Noah Najor*                               200,000 shares;
     Donna Najor*                              200,000 shares;
     Mary Ann Heidenreich*                     200,000 shares;
     Ramsey Najor*                             200,000 shares;
     Gloria Najor*                             200,000 shares;
     Spenser Food Group                        200,000 shares+;
     Asia Pacific Pulp Distributors            200,000 shares+;
     Randy Heidenreich                         100,000 shares*;
     Alder Properties, Ltd.                    200,000 shares+;
     Shelter Estates, Ltd.                     200,000 shares+;
     Belevedere Estates, Ltd.                  82,500 shares+;
     Jamil Kiryakoza                           200,000 shares;
     Raad Audo                                 200,000 shares;
     Karim Ibrahim                           - 82,500 shares;
     Hargate Development Group Shareholders  - 15,000 shares+
     Daniel Najor                              100,000 shares; and
     Nazar Najor                               100,000 shares.

     *These shareholders are related to the officers and directors of Callingcard in the following manner: Noah Najor is the son of Nazar Najor and nephew of Daniel Najor; Donna Najor is the sister of Daniel and Nazar Najor; Mary Ann Heidenreich is the sister of Daniel and Nazar Najor; Ramsey Najor is the brother of Daniel and Nazar Najor; Gloria Najor is the sister of Daniel and Nazar Najor; Randy Heidenreich is the brother-in-law of Daniel and Nazar Najor. None of the Najor family members are officers, directors, shareholders or affiliates of the other shareholders other than as described in this registration statement. Both Daniel Najor and Nazar Najor disavow any beneficial ownership in any of the shares of common stock issued to family members.

     +Neither Daniel Najor nor Nazar Najor are officers, directors, shareholders or affiliates of these other shareholders.


                                                                        32

     Of the 4,180,000 shares of common stock issued over two years ago, 3,000,000 shares of common stock were issued to Daniel Najor or his "assigns" for the development of the Callingcard technology and concept which was later patented. There were certain entities which helped Mr. Daniel Najor with the development of the Callingcard technology and they were issued part of the 3,000,000 shares of common stock. The entire amount of shares of common stock earned by Daniel Najor for his direct efforts in the development of the Callingcard technology were donated/gifted to his relatives. Mr. Daniel Najor caused the development
of the Callingcard technology with this donation/gift in mind.   The cost
to develop the Callingcard technology and system was approximately $30,000 and paid by Daniel Najor. These shares of common stock were issued by Callingcard at a price of $.01 per share to equal 3,000,000 shares of common stock, although Callingcard's financial statements reflect a $0.00 asset evaluation for the calling card technology. The price of $.01 per share of common stock was determined by Callingcard's predecessor company, Tver Acquisition Corp.'s Board of Directors, Nazar Najor, President and Board Chairman and Daniel Najor, Secretary/Treasurer and Director. This is a non " arms length" transaction as the seller of the Callingcard technology and system is Daniel Najor, Callingcard's former Secretary/Treasurer and Director and Callingcard's current President and
Board Chairman.   However, the Callingcard financial statements do not
place any value on the License on Callingcard's financial statements.

     In January, 2002, 300,000 shares of common stock were issued to Callingcard's officers and directors in exchange for their officers' and directors' services and for Callingcard's rent free office within the offices of Daniel Najor, telephone, telefax and other general expense until December 31, 2002.

     There are no parent companies to Callingcard and no other control persons or entities other than as described in the Prospectus.

          MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No established public trading market exists for Callingcard's securities. Callingcard has no common stock equity subject to outstanding purchase options or warrants. Callingcard has no securities convertible into its common stock equity. There are 4,180,000 issued and outstanding shares of common stock that could be sold pursuant to Rule 144 and Rule 144 (k) under the Securities Act. Callingcard has not agreed to register any existing securities under the Securities Act for sale by shareholders. Except for this offering, there is no common stock equity that is being, or has been publicly proposed to be publicly offered by Callingcard.

     As of March 31, 2002, there were 4,480,000 shares of common stock outstanding, held by 174 shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, a portion of Callingcard's authorized shares of common stock will be eligible for sale.

      There are no shares of common stock subject to any stock option contract. There are no stock option contracts for any officer, director or significant employees and there are no stock option contracts contemplated.

     The amount of stock available for sale under the Rule 144 and Rule 144(k) of the Securities Act is 4,180,000, which includes 2 00,000 shares of common stock issued to the officers and directors.

     There are no shares of common stock of Callingcard which are subject to registration rights. There are no other share agreements that are subject to registration.
                                                                         33


      To date, Callingcard has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Callingcard's future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

     Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     - control of the market for the security by one or a few broker-dealers that are often related to the promoter or to the company;

     - manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

     - "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

     - excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     - the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

     One or more of the above could cause the investor to lose all or part of his investment.

                           EXECUTIVE COMPENSATION

     No officer or director has received any cash remuneration from Callingcard. The two officers and directors have received a total of 500,000 (250,000 each) shares of common stock in exchange for their services and expenses.

      The following table sets forth the executive compensation:

              SUMMARY COMPENSATION TABLE ISSUED FOR EXPENSES:

     Name &                                                 Other
     Principal                                              Annual
     Position                 Year      Salary   Bonus      Compensation
     --------------------------------------------------------------------
     Daniel Najor             1998      None     None       $100*
     Board Chairman, CEO      2002      None     None       $150*

     Nazar Najor              1998      None     None       $100*
     Sec./Treas., Director    2002      None     None       $150*
     --------------------------------------------------------------------

        *These amounts represent 100,000 shares of common stock issued to each of the above, valued at the par value price of $.001 for accounting purposes.

     All of the above officers who each received 250,000 shares of common stock have no other remuneration, or stock options, promised or agreed upon for expenses.
                                                                         34


     Callingcard has not entered into any employment stock option contracts for officers and directors and key management. Callingcard does not plan to pay or accrue compensation to its officers and directors and key management for services related to the further implementation of
Callingcard's business plan.   Callingcard has no formalized stock option
contracts,  no retirement,  incentive,  defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future once Callingcard has
achieved a profitable level of sales.   Callingcard has no employment
stock option contracts with key personnel and has no other incentive compensatory plan or arrangement with any executive officer or director of Callingcard. The Officers and Directors currently do not receive any cash compensation from Callingcard and for their services as members of the Board of Directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships And Related Transactions."

---------------------------------------------------------------------------
                            FINANCIAL STATEMENTS
---------------------------------------------------------------------------

The accompanying balance sheets of Callingcard Industries, Inc. at March 31, 2002 and December 31, 2001, and the statements of operations and cash flows for the three months ended March 31, 2002 and 2001 and the period April 21, 1998 to March 31, 2002, have been prepared by the Company's management in conformity with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and all such adjustments are of a normal recurring nature.

Operating results for the quarter ended March 31, 2002, are not necessarily indicative of the results that can be expected for the year ending December 31, 2002.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.




                                                                         35

ANDERSEN ANDERSEN & STRONG, L.C.             941 East 3300 South, Suite 202
Certified Public Accountants and
Business Consultants                             Salt Lake City, Utah 84106
Member SEC Practice Section of the AICPA             Telephone 801 486-0096
                                                           Fax 801 486-0098

Board of Directors
Callingcard Industries, Inc.
San Diego, California

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying balance sheets of Callingcard Industries,
Inc.  (development stage company)   at January 31, 2002 and December 31,
2001, and the statements of operations, stockholders' equity, and cash flows for the one month ended January 31, 2002 and the years ended December 31, 2001 and 2000 and the period April 21, 1998 (date of inception ) to January 31, 2002. These financial, statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over all financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Callingcard Industries, Inc. at January 31, 2002 and December 31, 2001, and the statements of operations, and cash flows for the one month ended January 31, 2002 and the years ended December 31, 2001 and 2000 and the period April 21, 1998 (date of inception) to January 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern.  The Company   will need
additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 4. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah
February  7, 2002                           s\Andersen Andersen & Strong LC


                                                                         36

                       CALLINGCARD  INDUSTRIES, INC.
                        (Development Stage Company)
                               BALANCE SHEETS
                    January 31, 2002 and December 31, 2001

===========================================================================
                                                   Jan 31         Dec 31
                                                    2001           2000
                                                ------------   ------------
ASSETS
CURRENT ASSETS

 Cash                                           $     -        $     -
                                                ------------   ------------
   Total Current Assets                               -              -
                                                ------------   ------------
PATENT - Note 3                                       -              -
                                                ------------   ------------
                                                $     -        $     -
                                                ============   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

 Accounts payable                               $     -        $     -
                                                ------------   ------------
   Total Current Liabilities                          -              -
                                                ------------   ------------
STOCKHOLDERS' EQUITY

 Preferred stock
  10,000,000 shares authorized at $0.001
    par value; no shares outstanding                  -              -
 Common stock
  100,000,000 shares authorized at $0.001
  par value; 4,480,000  shares issued
  and outstanding on January 31;
  4,180,000 shares on December 31                     4,480          4,180
 Capital in excess of par value                      (3,000)        (3,000)
 Deficit accumulated during development stage        (1,480)        (1,180)
                                                ------------   ------------
   Total Stockholders' Equity                         -              -
                                                ------------   ------------
                                                $     -        $     -
                                                ============   ============

 The accompanying notes are an integral part of these financial statements.

                                                                         37


                       CALLINGCARD  INDUSTRIES, INC.
                        (Development Stage Company)
                          STATEMENTS OF OPERATIONS
             For the One Month Ended January 31, 2002 and the
           Years Ended December 31, 2001 and 2000 and the Period
            April 21, 1998 (date of inception ) to January 31, 2002

=====================================================================================

                             Jan 31,       Dec 31,       Dec 31,       Apr 21, 1998
                              2002          2001          2000      to Jan 31, 2002
                          ------------  ------------  ------------     ------------
REVENUES                  $     -       $     -       $     -          $     -

EXPENSES                          300         -             -                1,480
                          ------------  ------------  ------------     ------------
NET LOSS                  $      (300)  $     -       $     -          $    (1,480)
                          ============  ============  ============     ============
NET LOSS PER COMMON SHARE

  Basic                   $     -       $     -       $      -

WEIGHTED AVERAGE
  OUTSTANDING SHARES

  Basic -
  (stated in 1,000's)           4,480         4,180         4,180
                          ------------  ------------  ------------

 The accompanying notes are an integral part of these financial statements.


                                                                         38


                       CALLINGCARD  INDUSTRIES, INC.
                        (Development Stage Company)
               STATEMENT OF CHANGES  IN STOCKHOLDERS' EQUITY
   For the Period April 21, 1998 (date of inception ) to January 31, 2002

=====================================================================================
                                                          Capital in
                                    Common Stock           Excess of    Accumulated
                                Shares           Amount    Par Value        Deficit
                            ---------------------------------------------------------

Balance April 21, 1998             -             -            -              -

Issuance of common stock
 for expenses at $.001
  - 1998                       1,180,000         1,180        -              -

Issuance of common stock
 for patent  - 1998 -
 Note 3                        3,000,000         3,000       (3,000)

Net operating loss for
 the year ended December
 31, 1998                          -             -            -             (1,180)

Net operating loss for
 the year ended December
 31,  1999                         -             -            -              -

Net operating loss for
 the year ended December
 31, 2000                          -             -            -              -

Net operating loss for
 the year ended December
 31, 2001                          -             -            -              -
                          ---------------------------------------------------------
Balance December 31, 2001      4,180,000         4,180       (3,000)        (1,180)

Issuance of common stock
 for expenses at $.001 -
 January 2002                    300,000           300        -              -

Net operating loss for
 the one month ended
 January  31, 2002                 -             -            -               (300)
                          ---------------------------------------------------------
Balance January 31, 2002        4,480,000      $ 4,480     $ (3,000)      $ (1,480)
                          =========================================================

 The accompanying notes are an integral part of these financial statements.


                                                                         39


                       CALLINGCARD  INDUSTRIES, INC.
                        (Development Stage Company)
                          STATEMENT OF CASH FLOWS
              For the One Month Ended January 31, 2002 and the
           Years Ended December 31, 2001 and 2000 and the Period
          April 21, 1998 (date of inception ) to January 31, 2002

=====================================================================================
                             Jan 31,       Dec 31,       Dec 31,       Apr 21, 1998
                              2002          2001          2000      to Jan 31, 2002
                          ------------  ------------  ------------     ------------
 Net loss                 $      (300)  $     -       $     -          $    (1,480)

 Adjustments to
  reconcile net loss
  to net cash provided
  by operating activities
  Issuance common stock
   for expenses                   300         -             -                1,480
                          ------------  ------------  ------------     ------------
   Net Change in Cash
   from Operations              -             -             -                -
                          ------------  ------------  ------------     ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES                     -             -             -                -
                          ------------  ------------  ------------     ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES                     -             -             -                -
                          ------------  ------------  ------------     ------------
 Net Increase (Decrease)
  in Cash                       -             -             -                -

 Cash at Beginning of
 Period                         -             -             -                -
                          ------------  ------------  ------------     ------------
 Cash at End of Period    $     -       $     -       $     -          $     -
                          ============  ============  ============     ============


 The accompanying notes are an integral part of these financial statements

                                                                         40


                       CALLINGCARD  INDUSTRIES, INC.
                        ( Development Stage Company)
                    STATEMENTS OF CASH FLOWS (Continued)
       Period April 21, 1998 (Date of Inception ) to January 31, 2002

SCHEDULE OF NONCASH OPERATING
 ACTIVITIES

 Issuance of 1,180,000 common shares
  for expenses  - related parties -  1998                      $     1,180
                                                               ------------
 Issuance of 3,000,000 common shares
  for patent - related parties - 1998                                -
                                                               ------------
 Issuance of 300,000 common shares
  for expenses - related parties - 2002                                300
                                                               ------------


 The accompanying notes are an integral part of these financial statements.

                                                                         41























                        CALLINGCARD INDUSTRIES, INC.
                       NOTES TO FINANCIAL STATEMENTS
===========================================================================

1.   ORGANIZATION

The Company was incorporated under the laws of the state of Delaware on April 21, 1998 with authorized common stock of 20,000,000 shares at a par value of $0.001 and preferred stock of 10,000,000 at a par value of $0.001 with the name "Tver Acquisition Corp.". On January 25, 2002 the domicile was changed to the state of Nevada with an increase in the authorized common stock to 100,000,000 with the same par value and a name change to
"Callingcard Industries, Inc."   No terms or conditions have been
determined for the preferred stock.

The Company is engaged in the activity of the development and establishment of a telephone callingcard system and is currently seeking financing to market the system. The Company is in the development stage.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods
------------------

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy
---------------
The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes
------------

On January 31, 2002, the Company had a net operating loss available for carry forward of $1,480. The income tax benefit of approximately $444 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is undeterminable since the Company has
no operations.   The loss carryover will expire in  2022.

Basic and Diluted Net Income (Loss) Per Share
---------------------------------------------

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income
(loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of the preferred share rights unless the exercise becomes antidilutive and then only the basic per share amounts are shown in the report.



                                                                         42


                       CALLINGCARD  INDUSTRIES, INC.
                       NOTES TO FINANCIAL STATEMENTS
===========================================================================
2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments
---------------------
The carrying amounts of financial instruments are considered by management to be their estimated fair values.

Estimates and Assumptions
-------------------------
Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Comprehensive Income
--------------------
The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of this standard had no impact on the total stockholder's equity.

Recent Accounting Pronouncements
--------------------------------
The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

On December 10, 1998 the Company acquired a patent, # 6,183,017, from a related party, by the issuance of 3,000,000 common shares of the Company. The patent covers a telephone calling card to be purchased by the user to make pre-paid telephone calls. No value was recorded for the patent because a predecessor cost was undeterminable.

29% of the outstanding common capital stock of the Company has been acquired by Daniel Najor (president and board chairman) and Nazar Najor (secretary treasure and director) and their families.

The Company has issued common capital stock to the related parties above as follows:
     1,180,000 common shares for expenses  -  1998                 $ 1,180
                                                                   --------
     3,000,000 common shares for a patent - 1998                      -
                                                                   --------
     300,000 common shares for expenses -  2002                        300
                                                                   --------

                                                                         43


                       CALLINGCARD  INDUSTRIES, INC.
                       NOTES TO FINANCIAL STATEMENTS

===========================================================================

4.  GOING  CONCERN

The Company intends to further develop its interest in the patent outlined in Note 3, however, the Company does not have the working capital necessary to be successful in this effort.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective through additional equity funding and long term financing which will enable the Company to operate for the coming year.



































                                                                         44



Part II - Information Not Required in Prospectus

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Callingcard's Bylaws provide that it indemnify its agents which includes its directors and officers to the fullest extent permitted under Nevada law against all liabilities incurred by reason of the fact that the person is or was a director or officer of Callingcard or a fiduciary of an employee benefit plan, or is or was serving at the request of Callingcard as a director or officer, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     Liability   insurance  will  be  purchased   following  Callingcard's
proposed financing. The effect of these provisions is potentially to indemnify Callingcard's Directors and Officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with Callingcard. Pursuant to Nevada law, a corporation may indemnify a director, provided that such indemnity shall not apply on account of:
(a) acts or  omissions  of the  director  finally  adjudged  to be
intentional   misconduct   or  a  knowing   violation   of  law;   (b)
unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     The Bylaws of Callingcard filed as Exhibit 1.2, provide that it will indemnify its agents, i.e. officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Callingcard, absent a finding of negligence or misconduct in office. Callingcard's Bylaws also permit it to maintain insurance on behalf of its officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not Callingcard has the power to indemnify such person against liability for any of those acts.

                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Callingcard estimates the expense of this offering is as follows:

SEC registration fee . . . . . . . . . . . . . . . . . . . . . .$ 478.
Printing and engraving expenses. . . . . . . . . . . . . . . . .1,250.
Attorneys' fees and expenses . . . . . . . . . . . . . . . . . .5,000.
Accountants' fees and expenses . . . . . . . . . . . . . . . . .5,000.
Transfer agent's and registrar's fees and expenses . . . . . . . .500.
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .2,772.

Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .$15,000.
                                                              ========
         The Registrant will bear all expenses shown above.

                                                                         45



                  RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, Callingcard has sold or issued the following shares of common stock under Section 4 (2) of the Securities Act of 1933, as amended due to a limited number of offerees, their relationship to Callingcard, Mr. Daniel Najor's status as an accredited investor, the status of the other shareholders as sophisticated investors, the amount of securities offered in such offering, and the manner in which such offering was effected, with the exception of the 15,000 shares of common stock issued to the shareholders of Hargate Development Group where Callingcard relied upon the Regulation S exemption for non-United States residents. Hargate Development Group was "winding down" their operations and requested that these shares of common stock be issued to their non-United States resident shareholders. All of these 15,000 shares of common stock were issued with the "Regulation S" restrictive legend on the certificate.

     May 3, 1998 - 200,000 shares of common stock were issued in exchange for officers and directors services. These shares of common stock were issued to:
               100,000 to Daniel Najor, President and Board Chairman 100,000 to Nazar Najor, Secretary/Treasurer and Director

     June 18, 1998 - 15,000 shares of common stock were issued to shareholders of Hargate Development Group for the marketing rights to a proprietary design bicycle lock product. This project was abandoned when Callingcard decided to enter into the Callingcard business.

     December 10, 1998   3,000,000 shares of common stock were issued to
          Daniel Najor (or assigns) for the purchase of the Callingcard concept and system which was later patented.

     These 3,000,000 shares of common stock were issued to the following:

                                        Amount of        Compensation
Shareholder                             Shares           for Issuance
FSI Financial Shelter, Inc.**           200,000 shares   Consulting Fees
493-525 B.C., Ltd**.                    200,000 shares   Consulting Fees
Tidewater Property Management, Ltd.**   200,000 shares   Consulting Fees
Coleman Communications, Ltd.**          200,000 shares   Consulting Fees
Peru Imports LLC**                      200,000 shares   Consulting Fees
Moshiko Investment Group**              200,000 shares   Consulting Fees
Mandarin Gardens Hotels, LLP**          200,000 shares   Consulting Fees
Hong Kong Trading Company**             100,000 shares   Consulting Fees
Noah Najor*                             200,000 shares   Consulting Fees*+
Donna Najor*                            200,000 shares   Consulting Fees*+
Mary Ann Heidenreich*                   200,000 shares   Consulting Fees*+
Ramsey Najor*                           200,000 shares   Consulting Fees*+
Gloria Najor*                           200,000 shares   Consulting Fees*+
Spencer Food Group**                    200,000 shares   Consulting Fees
Asia Pacific Pulp Distributors**        200,000 shares   Consulting Fees
Randy Heidenreich*                      100,000 shares   Consulting Fees

*These shareholders are related to the officers and directors of Callingcard in the following manner:
Noah Najor is the son of Nazar Najor and nephew of Daniel Najor; Donna Najor is the sister of Daniel and Nazar Najor; Mary Ann Heidenreich is the sister of Daniel and Nazar Najor; Ramsey Najor is the brother of Daniel and Nazar Najor; Gloria Najor is the sister of Daniel and Nazar Najor; and Randy Heidenreich is the brother-in-law of Daniel and Nazar Najor.
                                                                         46


 *+These shareholders derived their shares of common stock as a result of Daniel Najor's consulting services and other entities which contributed to the development of the Callingcard technology. Daniel Najor gifted/donated his portion of the 3,000,000 shares of common stock or 1,100,000 shares of common stock for his direct efforts in the development of the Callingcard technology to his family members. Daniel Najor and Nazar Najor disavow any beneficial ownership of the shares of common stock issued to family members.

**Neither Daniel Najor nor Nazar Najor are officers, directors, shareholders or affiliates of these business entities.

         December 22, 1998   965,000 shares of common stock were issued to
              persons and entities for the development and marketing services pertaining to the Callingcard technology and systems. These 965,000 shares of common stock were issued to the following:

     Alder Properties, Ltd**         200,000 shares    Consulting Fees
     Shelter Estates, Ltd.**         200,000 shares    Consulting Fees
     Belvedere Estates, Ltd.**       82,500 shares     Consulting Fees
     Jamil Kiryakoza                 200,000 shares    Consulting Fees
     Raad Audo                       200,000 shares    Consulting Fees
     Karim Ibrahim                    82,500 shares    Consulting Fees

**Neither Daniel Najor nor Nazar Najor are officers, directors, shareholders or affiliates of these business entities.

     January 24, 2002, - 300,000 shares of common stock were issued in exchange for officers and directors services, as well as providing office space to the company on a rent free basis and telephone and general office expense.

     These shares of common stock were issued in the following manner:
          150,000 to Daniel Najor
          150,000 to Nazar Najor

                                  Exhibits

     The following exhibits are filed as part of this Registration
Statement:


  Exhibit
  Number   Description                                   Location
  -------  -------------------------------------------   ----------------
  2.1      Articles of Merger & Plan of Reorganization
           & Change of Domicile                          Previously Filed
  3.1      Articles of Incorporation                     Previously Filed
  3.2      Bylaws                                        Previously Filed
  4.1      Specimen Stock Certificate                    Previously Filed
  4.2      Stock Subscription                            Previously Filed
  5.1      Opinion Re: Legality                          Previously Filed
  10.1     License Agreement                             Previously Filed
  10.2     Purchase Agreement                            Previously Filed
  23.1     Consent of Auditors                           Attached
  99.1     U.S. Patent                                   Previously Filed



                                                                         47


                                UNDERTAKINGS

The Registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                                                         48


                                 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 12, 2002.

CALLINGCARD INDUSTRIES, INC.


By:  /s/ Daniel Najor
     -----------------
     Daniel Najor, President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

_________________________________________________________________________


  /s/   Daniel Najor                                        July 12, 2002
  ------------------
  Daniel Najor        President, Board Chairman,
                      Principal Executive Officer,


  /s/  Nazar Najor                                          July 12, 2002
  ----------------
  Nazar Najor         Secretary/Treasurer & Director and
                      Principal Financial and Accounting Officer
_________________________________________________________________________







                                                                         49